EXHIBIT 23


                           CONSENT OF INDEPENDENT AUDITORS

               We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement and Prospectus of our report, dated December 8, 1995, on the financial statements of the Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts of UMB Bank, N.A. included herein.

                                        ERNST & YOUNG LLP

          Kansas City, Missouri
          February 15, 1996